Exhibit 4.10

FORM OF GLOBAL NOTE

FACE OF NOTE

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: SIX MONTHS] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME OR BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

THIS NOTE IS A GLOBAL SECURITY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITORY”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. [ ]

CUSIP: [ ]	PRINCIPAL AMOUNT
ISIN: [ ]	$[ ]

APA Corporation

4.875% Notes Due 2027

APA Corporation, a Delaware corporation (the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $[ ] on November 15, 2027 (“Stated Maturity”) and to pay interest thereon from November 15, 2024 or from the most recent date in respect of which interest has been paid or duly provided for, on May 15 and November 15 of each year (each, an “Interest Payment Date”), commencing May 15, 2025, and at Stated Maturity or upon such other date on which the principal of this Note becomes due and payable, whether by declaration of acceleration, notice of redemption, or otherwise, and including any Redemption Date (each such date, “Maturity”), at the rate of 4.875% per annum, until the principal hereof is paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to below, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered as of the close of business on May 1 or November 1, as the case may be (whether or not a Business Day), next preceding such Interest Payment Date (each such date, a “Regular Record Date”). Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder of this Note on such Regular Record Date, and shall be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of the principal of, and premium, if any, and interest on, this Note will be made at the Office or Agency maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person in whose name this Note is registered at the close of business on the related record date; provided further, that, notwithstanding anything else contained herein, if this Note is a Global Security and is held in book-entry form through the facilities of the Depository, payments on this Note will be made to the Depository or its nominee in accordance with the arrangements then in effect between the Trustee and the Depository.

Reference is hereby made to the further provisions of this Note set forth on the succeeding pages hereof, which further provisions shall for all purposes have the same effect as if set forth herein.

IN WITNESS WHEREOF, APA Corporation has caused this instrument to be duly executed.

Dated: [   ]

APA CORPORATION

By:
Name:	[ ]
Title:	[ ]

Attest:

By:
Name:	[ ]
Title:	[ ]

[Signature Page to Global Note of 4.875% Notes Due 2027]

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein, referred to in the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:
Authorized Officer

[Authentication of Global Note of 4.875% Notes Due 2027]

REVERSE OF NOTE

APA Corporation

4.875% Notes Due 2027

This Note is one of a duly authorized issue of Securities of the Company issued under the Senior Indenture, dated as of June 30, 2021, between the Company and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”, which term includes any successor trustee under the Indenture) (the “Indenture”), designated as the 4.875% Notes due 2027 (the “Notes”), limited to $38,777,000 aggregate principal amount, subject to the provisions of the Indenture. Reference is made to the Indenture for a statement of the respective rights, limitations of rights, duties, and immunities thereunder of the Company, the Trustee, and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. All terms used in this Note set forth below which are not defined herein and which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Indenture provides for the defeasance of the Notes and certain covenants in certain circumstances.

This Note is unsecured as to payment of principal and premium, if any, and interest, and ranks pari passu with all other unsecured unsubordinated indebtedness of the Company.

Interest payments on this Note will include interest accrued to but excluding the applicable Interest Payment Date or Maturity hereof, as the case may be. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months.

In the case where the applicable Interest Payment Date or Maturity with respect hereto, as the case may be, does not fall on a Business Day, payment of principal, premium, if any, or interest otherwise payable on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or at Maturity and, unless the Company defaults on such payment, no interest shall accrue with respect to such payment for the period from and after the Interest Payment Date or such Maturity, as the case may be, to the date of payment.

If, under the terms of the Registration Rights Agreement, dated January 10, 2025, by and among the Company, Apache Corporation, a Delaware corporation, and BofA Securities, Inc., HSBC Securities (USA) Inc., Mizuho Securities USA LLC, RBC Capital Markets, LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., PNC Capital Markets LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC, Truist Securities, Inc., Wells Fargo Securities, LLC, Capital One Securities, Inc., Regions Securities LLC and Zions Direct, Inc., a Registration Default (as defined therein) occurs with respect to this Note, the interest rate on this Note shall be increased by (i) 0.25% per annum for the first 90-day period beginning on the day immediately following such Registration Default and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until and including the date such Registration Default ends, up to a maximum increase of 1.00% per annum (any such interest being referred to herein as “Additional Interest”). References herein to “interest” include any such Additional Interest then owing.

The Notes will not be subject to any sinking fund and, except as provided in the Indenture or herein, will not be redeemable or repayable prior to their Stated Maturity.

The Notes are redeemable in whole at any time or in part from time to time, at the Company’s option. If the Notes are redeemed by the Company before the date that is six months prior to their Stated Maturity (the “2027 Notes Par Call Date”), Holders of record on the relevant Regular Record Date shall have the right to receive a Redemption Price equal to the greater of (i) 100 percent of the principal amount of the Notes then outstanding to be redeemed, or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the applicable Redemption Date) that would have been due if the Notes had matured on the 2027 Notes Par Call Date, discounted to the applicable Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 50 basis points; plus, in each case, accrued and unpaid interest on the principal amount of the Notes being redeemed to the applicable Redemption Date. If the Notes are redeemed by the Company on or after the 2027 Notes Par Call Date, Holders of record on the relevant Regular Record Date shall have the right to receive a Redemption Price equal to 100 percent of the principal amount of the Notes then outstanding to be redeemed, plus accrued and unpaid interest on the principal amount of the Notes being redeemed to the applicable Redemption Date.

The Company will, however, pay the interest installment due on any Interest Payment Date that occurs on or before a Redemption Date to the Holders as of the close of business on the Regular Record Date immediately preceding that Interest Payment Date.

“Treasury Rate” means, with respect to any Redemption Date, (a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (b) if such release (or any successor release) is not published during the week preceding the Calculation Date (as defined below) or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate will be calculated on the third Business Day next preceding such Redemption Date (the “Calculation Date”).

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Notes to be redeemed calculated as if the maturity date of the Notes were the 2027 Notes Par Call Date, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of J.P. Morgan Securities LLC, BofA Securities, Inc., BMO Capital Markets Corp., or Scotia Capital (USA) Inc., or their respective successors, as specified by the Company, or, if those firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

“Reference Treasury Dealer” means each of (1) J.P. Morgan Securities LLC, BofA Securities, Inc., BMO Capital Markets Corp., or Scotia Capital (USA) Inc., and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer and (2) any one other Primary Treasury Dealer selected by the Company after consultation with the Independent Investment Banker.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the Calculation Date.

Holders of Notes to be redeemed will be given notice of redemption, at their addresses as set forth in the Security Register for the Notes, by first-class mail at least 10 and not more than 60 days prior to the date fixed for redemption, as provided in the Indenture. When notes are in the form of Global Notes, such notice will be sent pursuant to the applicable procedures of the Depositary. Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption.

If fewer than all of the Notes are to be redeemed, the Trustee will select, at least 10 and not more than 60 days prior to the Redemption Date, the particular Notes or portions thereof for redemption from the outstanding Notes not previously called for redemption, based on the method required by the Depositary. The Trustee may select for redemption Notes and portions of Notes in amounts of $1,000 or whole multiples of $1,000.

If any Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

As set forth in, and subject to the provisions of, the Indenture, no Holder of any Note will have any right to institute any proceeding with respect to the Indenture, the Notes, or for any remedy thereunder, unless (i) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes, (ii) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request, and offered reasonable indemnity against the costs, expenses, and liabilities to be incurred in compliance with such request, to the Trustee to institute such proceeding as Trustee, (iii) the Trustee shall have failed to institute such proceeding within 60 days after receipt of such written notice, request, and offer of indemnity, and (iv) the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Notes a direction inconsistent with such request within such 60 day period; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or premium, if any, and any interest on this Note on or after the respective due dates expressed herein.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series thereunder to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of such Securities then Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Securities of each series thereunder at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain restrictive provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of any Note issued upon the registration of transfer hereof or in exchange for or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and any interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

The Notes are issuable only in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of any authorized denomination, as requested by the Holder surrendering the same. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the Office or Agency of the Company in any place where the principal of and any interest on this Note are payable or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Company and the Security Registrar or any transfer agent duly executed by the registered owner hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount and Stated Maturity will be issued to the designated transferee or transferees.

Subject to the terms of the Indenture, prior to due presentment of this Note for registration of transfer, the Company, the Trustee, and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not any payment with respect to this Note is overdue, and neither the Company, nor the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

No service charge shall be made for any registration of transfer or exchange of this Note, but, subject to certain limitations set forth in the Indenture, the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof.

This Note shall not be valid or become obligatory for any purpose until the Trustee’s Certificate of Authentication hereon shall have been executed by the Trustee.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto

Please insert Social Security or other identifying number of assignee

(please print or type name and address of assignee)

the within Security and all rights thereunder and does hereby irrevocably constitute and appoint the aforesaid assignee attorney to transfer the within Security on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

In the presence of:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatever. When assignment is made by a guardian, trustee, executor or administrator, an officer of a corporation, or anyone in a representative capacity, proof of his or her authority to act must accompany the Security. The signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.